Exhibit 99.1

November 21, 2023

USD Partners Announces Amendment to Existing Revolving Credit Agreement and Extension of Maturity Date

Houston, TX – On November 21, 2023, USD Partners LP (OTC: USDP) (the “Partnership”) and USD Terminals Canada ULC, an indirect, wholly-owned subsidiary of the Partnership (together with the Partnership, the “Borrowers”), and the subsidiary guarantors party thereto, entered into an amendment (the “Amendment”) to the Borrowers’ existing revolving credit agreement, dated as of November 2, 2018 (the “Credit Agreement”).

Among other things, the Amendment extends the maturity date under the Credit Agreement to November 2, 2024 and waives prior defaults under the Credit Agreement. Pursuant to the Amendment, a new independent director has been added to the Board of Directors and delegated certain rights, powers and authority over certain material transactions and actions the Borrowers undertake. The Amendment also provides that interest incurred under the Credit Agreement after the effective date of the Amendment will be paid in kind by increasing the amount of principal due under the Credit Agreement. Additional details regarding the terms of the Amendment will be provided in the Partnership’s related Current Report on Form 8-K that will be filed with the Securities and Exchange Commission.

“We are pleased to announce that we have worked cooperatively with our bank group to execute this amendment and extension of the maturity date under our existing Credit Agreement,” said Adam Altsuler, the Partnership’s Chief Financial Officer. “We look forward to working closely with our existing and potential new customers on advancing several ongoing commercial discussions that could benefit the Partnership in the near future.”

Gibson, Dunn & Crutcher LLP served as legal advisor to the Partnership and Lazard acted as financial advisor to the Partnership.

About USD Partners LP

USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group, LLC (“USD”) to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies, refiners and marketers. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail.

USD, which owns the general partner of USD Partners LP, is engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USD’s solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USD is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit texasdeepwater.com. Information on websites referenced in this release is not part of this release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to future events relating to the Credit Agreement, ongoing commercial discussions with existing and potential customers and the business prospects of the Partnership. Words and phrases such as “plans,” “will,” “could” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” and elsewhere in the Partnership’s most recent Annual Report on Form 10-K and in its subsequent filings with the Securities and Exchange Commission and public announcements. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Category: Corporate

Contact:

Adam Altsuler

Executive Vice President, Chief Financial Officer

(281) 291-3995

aaltsuler@usdg.com

Jennifer Waller

Sr. Director, Financial Reporting and Investor Relations

(832) 991-8383

jwaller@usdg.com